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                                                           EXHIBIT 1. A. (6) (b)


                                    BY-LAWS

                                      OF

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                   ARTICLE I

                                    OFFICES

         The principal office and principal place of business of the Company in the Commonwealth of Massachusetts shall be located in the City of Boston, Suffolk County.

                                  ARTICLE II

                                 SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 2nd Wednesday following the 2nd Monday in April in each year at the hour of 2:00 P.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chairman of the board, the vice chairman of the board, the president, a majority of the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

         SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the Commonwealth of Massachusetts as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders may designate any place, either within or without the Commonwealth of Massachusetts, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the Commonwealth of Massachusetts.

         SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than forty days before the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

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         SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than forty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         SECTION 6. VOTING LISTS. The agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         SECTION 7. QUORUM. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders.

         SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

         SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator,

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either in person or by proxy without a transfer of such
shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         SECTION 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

         Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors. The board of directors shall annually elect a chairman of the board, a vice chairman of the board, a president, a secretary, a treasurer and such other officers as these by-laws may provide. The board of directors shall at each annual meeting of the corporation submit a full statement of the transactions of the corporation during the previous year and of its financial condition.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than five nor more than nine. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified.

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         SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the Commonwealth of Massachusetts, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the vice chairman of the board, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the Commonwealth of Massachusetts, as the place for holding any special meeting of the board of directors called by them.

         SECTION 5. NOTICE. Notice of any special meeting shall be given at least five days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. QUORUM. A majority of the number of directors then in office, but no less than four in number, shall constitute a quorum for transaction of business at any meeting of the board of directors, provided, that if less than majority of such number of directors is present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if written consents thereto are signed by all members of the board of directors and such written consents are filed with the minutes of proceedings of the board.

         SECTION 9 VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by the directors or by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.

         SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for service to the corporation as directors, officers or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

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                                  ARTICLE IV

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         SECTION 1. HOW CONSTITUTED. By resolution adopted by the board of directors, the board may designate one or more committees, including an executive committee, each consisting of at least three directors. Each member of a committee shall be a director and shall hold office during the pleasure of the board. The chairman of the board, the vice chairman of the board and the president shall be members of the executive committee.

         SECTION 2. POWERS OF THE EXECUTIVE COMMITTEE. Unless otherwise provided by resolution of the board of directors, the executive committee shall, during the intervals between meetings of the board of directors, have and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation except the power to declare a dividend, to authorize the issuance of stock, or to recommend to shareholders any action requiring shareholders' approval.

         SECTION 3. OTHER COMMITTEES OF THE BOARD OF DIRECTORS. To the extent provided by resolution of the board, other committees shall have and may exercise any of the powers that may lawfully be granted to the executive committee.

         SECTION 4. PROCEEDINGS, QUORUM AND MANNER OF ACTING. In the absence of appropriate resolution of the board of directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

         SECTION 5. OTHER COMMITTEES. The board of directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the board of directors, but shall not exercise any power which may lawfully be exercised only by the board of directors or a committee thereof.


                                   ARTICLE V

                                   OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, one or more vice presidents (the number thereof to be determined by the board of directors), a controller, a treasurer, and a secretary, and such assistant controllers, treasurers, secretaries or other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person except that the chairman, vice chairman and president cannot also serve simultaneously as secretary of the corporation, but no person shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Organization or these by-laws to be executed, acknowledged or verified by two or more officers. The chairman of the board, vice chairman and the president shall be selected from among the directors and may hold such offices only so long as they continue to be directors. No other officer need be a director.

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         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, or the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all shareholders' meetings and at all meetings of the board of directors and shall be ex officio a member of all committees of the board of directors, except the
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audit committee, if any. Subject to the supervision of the board of directors, he shall have general charge of the business, affairs and property of the corporation and its officers, employees and agents. He shall sign (unless the vice chairman of the board, the president or a vice president shall have signed) certificates representing the stock of the corporation authorized for issuance by the board of directors and shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors.

         SECTION 6. VICE CHAIRMAN OF THE BOARD. The vice chairman of the board shall assist the chief executive officer of the corporation in his duties and, at the request of or in the absence or disability of the chairman of the board, he shall preside at all shareholders' meetings and at all meetings of the board of directors and shall in general exercise the powers and perform the duties of the chairman of the board. He shall sign (unless the chairman of the board, the president or a vice president shall have signed) certificates representing the stock of the corporation authorized for issuance by the board of directors and shall have such other powers and perform such other duties as may be assigned to him from time to time by the chairman of the board or the board of directors.

         SECTION 7. PRESIDENT. The president shall be the chief operating officer of the corporation. In the event of the absence or disability of both the chairman of the board and the vice chairman of the board, he shall preside at all shareholders' meetings and at all meetings of the board of directors and shall in general exercise the powers and perform the duties of both. Subject to the supervision of the board of directors and such direction and control as the chairman of the board and the vice chairman of the board may exercise, he shall have general charge of the operations of the corporation and its officers, employees and agents. He shall sign (unless the chairman or the vice chairman of the board or a vice president shall have signed) certificates representing the stock of the corporation authorized the board of directors may for issuance by the board of directors. Except as otherwise order, he may sign in the name and on behalf of the corporation all deeds, mortgages, bonds, contracts, instruments or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

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         SECTION 8. VICE PRESIDENT. The board of directors shall, from time to time, designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the board of directors or the president. At the request or in the absence or disability of the president, the vice president (or, if there are two or more vice presidents, then the senior of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign (unless the president or another vice president shall have signed) certificates representing stock of the corporation authorized for issuance by the board of directors.

         SECTION 9. CONTROLLER AND ASSISTANT CONTROLLERS. The controller shall be the principal accounting officer of the corporation and shall have general charge of the books of account of the corporation. He shall cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. He shall perform all the duties incident to the office of controller and such other duties as from time to time may be assigned to him by the chairman or by the board of directors.

         Any assistant controller may perform such duties of the controller as the controller or the board of directors may assign and, in the absence of the controller, he may perform all of the duties of the controller.

         SECTION 10. TREASURER AND ASSISTANT TREASURER. The treasurer shall be the principal financial officer of the corporation and shall have general charge of the finances of the corporation. Except as otherwise provided by the board of directors, he shall have general supervision of the funds and property of the corporation. He shall sign (unless an assistant treasurer or secretary or assistant secretary shall have signed) all certificates of stock of the corporation authorized for issuance by the board of directors. He shall render to the board of directors, whenever directed by the board, a report relating to his custody of the funds and property of the corporation and of all his transactions as treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the board of directors a like report for such fiscal year. He shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman or the board of directors.

         Any assistant treasurer may perform such duties of the treasurer as the treasurer or the board of directors may assign, and, in the absence of the treasurer, he may perform all the duties of the treasurer.

         SECTION 11. SECRETARY AND ASSISTANT SECRETARY. The secretary shall (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;
(c) be custodian of the corporate records and of the seal of the corporation and see the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws;(d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder;
(e) sign with the chairman, vice chairman, president, or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman or by the board of directors.

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         Any assistant secretary may perform such duties of the secretary as the secretary or the board of directors may assign, and, in the absence of the secretary, he may perform all the duties of the secretary.

         SECTION 12. SUBORDINATE OFFICERS. The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the board of directors may determine. The board of directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         SECTION 13. REMUNERATION. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by resolution of the board of directors, except that the board of directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 12 hereof. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

         SECTION 14. The board of directors may require any officer or agent of the corporation to execute a bond to the corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his duties to the corporation, Any secretary, treasurer, assistant secretary and assistant treasurer of the corporation shall, in accordance with the applicable provisions of the Massachusetts General Laws, give a bond, with surety, payable to the corporation conditioned upon the faithful performance of his or her duties and that such bond be executed by such officer before performing any duties of his or her office.

         SECTION 15. COMMISSIONS. No person shall be eligible as an elective or appointed officer who has any interest in commissions or other compensation based on premiums or considerations paid to the corporation on any policy or contract, or on any extension of conversion thereof, unless such policy, contract, extension or conversion was written and effective prior to his election or appointment.

                                  ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver and instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

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         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                  ARTICLE VII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the chairman of the board, the vice chairman of the board, the president or a vice president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

         SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                 ARTICLE VIII

                                  FISCAL YEAR

               The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                  ARTICLE IX

                               WAIVER OF NOTICE

                Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X

                                INDEMNIFICATION

               The corporation shall, except as hereinafter provided and subject to limitations of law, indemnify each director, former director, officer and former officer, and his heirs and legal representatives, for and against all loss, liability and expense, whether heretofore or hereafter imposed upon or incurred by him in connection with any pending or future action, suit, proceeding

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or claim in which he may be involved, or with which he may be threatened, by reason of any alleged act or omission as a director or officer of the corporation. Such loss, liability and expense shall include, but not be limited to, judgments, fines, court costs, reasonable attorneys' fees and the cost of reasonable settlements. Such indemnification shall not cover (a) loss, liability or expense imposed or incurred in connection with any item or matter as to which such director or officer shall be finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or (h) loss, liability or expense imposed or incurred in connection with any item or matter which shall be settled without final adjudication unless such settlement shall have been approved as in the best interests of the corporation by vote of the board of directors at a meeting in which no director participates against whom any suit, proceeding or claim on the same or similar grounds is then pending or threatened, or in the event no such vote can be taken, unless, in the opinion of independent counsel selected by or in a manner determined by the board of directors, there is no reasonable ground not to approve such settlement as being in the best interests of the corporation. As part of such indemnification, the corporation may pay expenses incurred in defending any such action, suit, proceeding or claim in advance of the final disposition thereof upon receipt of an undertaking by the person indemnified to repay such payment if he should be determined not to be entitled to indemnification hereunder. The foregoing rights of indemnification shall be in addition to any rights to which any director, former director, officer, or former officer, heirs or legal representatives may otherwise be lawfully entitled.


                                  ARTICLE XI

                                  AMENDMENTS

         These by-laws may not be altered, amended or repealed prior to the issuance of a certificate of authority to the company, except by written consent of subscribers representing at least two-thirds of the shares subscribed, and the approval of the Commissioner of Insurance of Massachusetts. After a certificate of authority is issued, the power to make, amend or repeal these by-laws shall be vested in the board of directors.

         Adopted this 25th day of February, 1979.

         Certified to be a true copy of the By-Laws of John Hancock Variable Life Insurance Company as adopted at the Initial Meeting of Incorporators and as amended from time to time, up to and including the date set forth below.

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